SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                   1934
                           (Amendment No.     )


Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[    ]    Preliminary Proxy Statement
[    ]    Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
[ x  ]    Definitive Proxy Statement
[    ]    Definitive Additional Materials
[    ]    Soliciting material Pursuant to 240.14a-11(c) or 240.14a-12

                        ENNIS BUSINESS FORMS, INC.
             (Name of Registrant as Specified In Its Charter)

                        ENNIS BUSINESS FORMS, INC.
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ x  ]    No fee required.
[    ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
          and 0-11.
          1)  Title of each class of securities to which transaction applies:

          2)  Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4)  Proposed maximum aggregate value of transaction:

          5)  Total fee paid:

[   ]  Fee paid previously with preliminary materials.
[   ]  Check  box  if  any  part of the fee is offset  as  provided  by
       Exchange act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)  Amount Previously Paid:

       2)  Form, Schedule or Registration Statement No.:

       3)  Filing Party:

       4)  Date Filed:


                        Ennis Business Forms, Inc.
                             107 North Sherman
                            Ennis, Texas 75119


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held June 19, 1997


To the Shareholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ennis Business Forms, Inc., a Texas corporation (the "Company"), will be held in the Parisian Room, Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas at 10:00 a.m., Central Daylight Time, on Thursday, June 19, 1997 for the following purposes:

          1.  To elect three directors for terms ending in 2000;

          2. To consider the selection of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending February 28, 1998; and

          3. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on April 15, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

      If you do not expect to be present at the meeting, please date and sign the enclosed form of Proxy and return it promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

      A  copy  of  the  Company's Annual Report for the fiscal  year  ended
February   28,  1997,  which  contains  financial  statements   and   other
information of interest to shareholders, is being mailed to you herewith.


                              By Order of the Board of Directors,




                                VICTOR DITOMMASO
                                   Secretary

Ennis, Texas
May 15, 1997

                        Ennis Business Forms, Inc.
                             107 North Sherman
                            Ennis, Texas 75119
                         Telephone (972) 872-3100


                              PROXY STATEMENT
                                    For
                      ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held June 19, 1997
               First Mailed to Shareholders on May 15, 1997



      The holders of the Company's Common Stock of record at the close of business on April 15, 1997 are entitled to vote at the Annual Meeting of Shareholders, which will be held on June 19, 1997. A form of Proxy is enclosed for use at such meeting if you are unable to attend in person. The persons named therein as proxies were selected by the Board of Directors of the Company. THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY AND IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED. THE PROXY MAY BE REVOKED BY WRITTEN INSTRUCTION ADDRESSED TO THE SECRETARY OF THE COMPANY, OR IF A SHAREHOLDER ATTENDS THE MEETING AND WISHES TO VOTE HIS SHARES IN PERSON HE MAY SO DIRECT THE PROXY JUDGES EITHER IN WRITING OR ORALLY.

      The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and form of Proxy and the cost, which is estimated to be nominal, of further solicitation hereinafter referred to, is to be borne by the Company. In addition to the use of the mails, it may be necessary to conduct some solicitation by telephone, facsimile machine or personal interview. Any such solicitation will be done by the directors, officers and regular employees of the Company; and, in addition, banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy soliciting material to their principals to obtain authorization for the execution of proxies on their behalf. The Company will not pay such persons any compensation for soliciting proxies, but such persons will be reimbursed by the Company for their out-of-pocket expenses incurred in connection therewith.


               OUTSTANDING VOTING SECURITIES OF THE COMPANY

     At the close of business on April 15, 1997, the Company had issued and outstanding 16,438,235 shares of Common Stock, each share being entitled to one vote. No other class of stock was then or is now outstanding.

                          PRINCIPAL SHAREHOLDERS

      The following persons own more than five percent of the outstanding voting securities of the Company:
                                                  Amount and
                                                  Nature of
               Name and Address of                Beneficial       Percent
Title of Class    Beneficial Owner                Ownership        of Class

Common Stock   Franklin Resources, Inc.       1,071,000 shares       6.5%
                777 Mariners Island Blvd.,
                P. O. Box 7777
                San Mateo, California 94403-7777

Common Stock   Wells Fargo Bank(Texas),N. A.    845,042 shares       5.1%
                1000 Louisiana Street, Sixth Floor
                Houston, Texas 77002
               Trustee for:
                Ennis Business Forms Employee Stock Ownership Plan*

*This  Plan  has  "pass through" voting rights to the participants  in  the
 Plan. Any shares for which voting instructions are not received by the Trustee may be voted by the Trustee. The Trustee has sole power to dispose of or distribute the shares only in accordance with the respective provisions of the Plan.

      The following table lists, as of the close of business on April 15, 1997, the Company's stock beneficially owned by each director, each of the most highly compensated executive officers, and all directors and executive officers as a group:

                                    Common Stock Beneficial Ownership
                               Number of Shares
                                            Obtainable
                                             Through
                                              Stock             Percent of
                         Directly Indirectly  Option           Outstanding
      Name/Group           Owned     Owned   Exercise  Total      Shares
  Harry M. Cornell, Jr.   13,500  14,250 (1)    --     27,750        *
  James B. Gardner        10,125     --         --     10,125        *
  Harold W. Hartley           --  28,350 (2)    --     28,350        *
  Kenneth A. McCrady     215,259  98,384 (3) 42,500   356,143       2.2%
  Robert L. Mitchell      59,581     --      22,500    82,081        *
  Thomas R. Price          1,500     --         --      1,500        *
  Pat G. Sorrells        313,750     --         --    313,750       1.9%
  Ewell L. Tankersley      2,625     --         --      2,625        *
  Nelson Ward                --    8,279 (4)  8,125    16,404        *
  Charles F. Ray          40,218   5,944 (4) 30,500    76,662        *
  All Directors and
    Executive Officers as
    a Group (10 persons) 656,558 155,207    103,625   915,390       5.6%

      (1)  Beneficial ownership through family attribution.
      (2) Shares held in trust in which Mr. Hartley is one of two trustees with shared voting power.
      (3) 77,625 shares held in trust in which Mr. McCrady is trustee and has retained beneficial ownership until June 6, 1998. 20,759 shares held by the Trustee of Ennis Business Forms Employee Stock Ownership Plan.
      (4)  Shares held by the Trustee of the Ennis Business Forms Employee
           Stock Ownership Plan.

       *  Indicates less than 1%.

      Except as set forth above, management of the Company is not aware of any other person or group of persons which owns in excess of 5% of the outstanding Common Stock. Management is not aware of any change in control of the Company which has taken place since the beginning of the last fiscal year and is not aware of any contractual arrangements or pledges of securities the operation of the terms of which may at a subsequent date result in a change in control of the Company.


                    ELECTION OF DIRECTORS (Proposal 1)

      Provided a quorum is present, a plurality of the votes cast in person or by proxy by the holders of shares entitled to vote is required to elect directors. The proxies named in the accompanying form of Proxy have been designated by the Board of Directors, and they intend to vote for the election of the persons named below to the Board of Directors. All of the nominees have previously been elected by the shareholders. Should any of the nominees become unavailable for any reason, the shares represented by proxy will be voted for an alternate nominee who will be designated by management of the Company. Management has no reason to believe that any of the nominees will be unavailable for election or service as a director.

      The following table sets forth certain information concerning each nominee and continuing director. Except as set forth therein, none of the nominees or continuing directors is an officer or director of any other publicly-owned corporation or entity.
                                                                      Year in
                                                                       Which
                                                                      Service
                                                                        as a
Name of Nominee or            Background and                          Director
Continuing Director      Stock Beneficially Owned                Age   Began

              NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2000

Robert L. Mitchell  Retired President and Chief Operating Officer 63    1985
                    of the Company. Mr. Mitchell retired in December 1989. Prior to that, he served as President and Chief Operating Officer of the
                    Company from April 1985, and was continuously employed by the Company from May 1969.
                    Beneficial owner of 82,081 shares.

Thomas R. Price   Owner and President of Price Industries, Inc.,  58    1989
                    Ennis, Texas. Mr. Price has been engaged in his present occupation since 1975. Director of Price Bros. Co., Dayton, Ohio. Beneficial owner of 1,500 shares.

Ewell L. Tankersley Ranching and Investments.  Since his          64    1988
                    retirement from KPMG Peat Marwick LLP
                    (formerly Peat, Marwick, Mitchell & Co.) in
                    June 1985, Mr. Tankersley has engaged in the business of ranching, private investing, and, until early 1992, in the private consulting business. Mr. Tankersley served as an audit partner with KPMG Peat Marwick LLP from
                    1966 until his retirement in 1985.
                    Beneficial owner of 2,625 shares.

        CONTINUING DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 1998

Harold W. Hartley Retired.  Mr. Hartley has been retired since    73    1971
                    December 1986. Prior to that, he served as a Consultant to Tenneco Financial Services,
                    Inc. from June 1984.  Beneficial owner of
                    28,350 shares.

Pat G. Sorrells   Rancher and Private Investor.                   58    1995
                    Mr. Sorrells has been engaged in the ranching and private investment business for more than five years. Mr. Sorrells previously served as a director of the Company from June 1982 to April 1989. Beneficial owner of 313,750 shares.

Kenneth A. McCrady  Chairman of the Board and Chief Executive     66    1971
                    Officer of the Company. Mr. McCrady has served in his present position since April
                    1985, and has been continuously employed by the Company since 1970.
                    Beneficial owner of 356,143 shares.*


        CONTINUING DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 1999

Harry M. Cornell, Jr. Chairman of the Board, Chief Executive      68    1973
                    Officer and Director of Leggett & Platt, Inc.,
                    Carthage, Missouri for more than the past five years. Director of Mercantile
                    Bancorporation, St. Louis, Missouri.
                    Beneficial owner of 27,750 shares.

James B. Gardner  Managing Director of Service Asset Management   62    1970
                    Company, a financial services firm, since May
                    1994.  President and Chief Executive Officer,
                    Pacific Southwest Bank, F.S.B. from November
                    1991. Chairman of the Board and President of Elm Interests, Inc., from August 1990.
                    Mr. Gardner has also been a director of Century Telephone Enterprises, Inc. since 1981.
                    Beneficial owner of 10,125 shares.

Nelson Ward       President and Chief Operating Officer of the    55    1996
                    Company. Mr. Ward was elected to his current position in September 1996. Prior to that he served as Vice President - Sales and Marketing since
                    September 1992 and has been continuously employed by the Company since 1971. Beneficial owner of 16,404 shares.


 * Does not include 50,625 shares held in trusts for which Mr. McCrady is Trustee and in which he claims no beneficial ownership.



                            BOARD COMPENSATION

      Non-employee directors receive an annual $14,400 retainer plus $1,000 for each board meeting attended and $1,000 for each committee meeting attended other than in conjunction with a board meeting. Travel and accommodation expenses of directors incurred with respect to board and committee meetings are also reimbursed by the Company. Members of the board who are officers of the Company or its subsidiaries do not receive any fees for serving on the board of directors or its committees.

Meetings of Board and Committees

      The Company's board held five meetings during the fiscal year ended February 28, 1997. The board's audit, executive compensation and stock option and nominating committees each held two meetings. Mr. Cornell was unable to attend two meetings. No committee members missed a meeting.

Committees of the Board

      Audit Committee. This committee meets with the independent certified public accountants twice a year to review the annual audit plan and the results of their audit examination The committee reviews the effectiveness of the Company's internal control policies and procedures and considers any issues raised by the independent certified public accountants. The committee currently consists of Mr. Tankersley (Chairman), Mr. Hartley and Mr. Mitchell.

      Executive  Compensation  and Stock Option Committee.   See  Executive
Compensation for a discussion of the purpose of the Committee and the names of the Directors who serve on this Committee.

       Nominating Committee. This committee considers and makes recommendations to the board regarding any nominee submitted for election to the board, whether submitted by management, by other members of the board or by shareholders. Although no nominee has ever been submitted by shareholders, in the event any shareholder wishes to nominate a candidate for director, the board of directors, through this committee, would consider such a nomination upon receipt of a written nomination, including the business history of the candidates, mailed to the attention of the board of directors or upon an oral presentation of the candidate's qualifications to the board or the committee. The committee currently consists of Mr. Cornell (Chairman), Mr. Gardner and Mr. Sorrells.

                          EXECUTIVE COMPENSATION

Board Compensation Committee Report

      The Executive Compensation and Stock Option Committee of the Board of Directors is composed of the three non-employee directors listed below. Under the supervision of the Committee, the Company develops and implements compensation plans for the Company's executive officers. The Committee sets the salaries and bonuses of the Chief Executive Officer and the Chief Operating Officer, reviews and approves salary changes and bonus plans for other Company executive officers, administers the Company's stock option plan, and approves stock option grants for officers and key employees. The decisions of the committee with respect to the compensation of the executive officers are submitted to and subject to ratification by the Board of Directors prior to implementation.

Philosophy

     The compensation philosophy of the Company is to develop and implement policies that will encourage and reward outstanding financial performance, and thereby increase shareholder value. The Company believes stock ownership by employees strengthens the mutual interest of the Company and its shareholders, and therefore it has implemented an employee stock ownership plan which covers all Company employees and an incentive stock option plan for officers and key employees. The Company historically has valued and rewarded sustained performance, and has designed its compensation programs to achieve this goal. Maintaining competitive compensation levels in order to attract and retain executives who bring valuable experience and skills to the Company is a fundamental consideration within the overall philosophy.

Compensation Structure

      The annual compensation of the executive officers consists of an annual salary and participation in a cash bonus plan based on sales and earnings in relation to predetermined targets approved by the Committee. Discretionary cash bonuses are sometimes paid to executive officers based on performance in relation to other objectives.

       Long-term compensation of executive officers consists of participation, along with all Company employees, in an employee stock ownership plan and options granted under an incentive stock option plan in which Company officers and key employees participate.

     All other compensation of executive officers consists of participation in a defined benefit retirement plan, a non-qualified plan and income protection plans which provide death and disability benefits to key employees. The non-qualified plan adopted in 1994 is a replacement benefit for those members of management whose prospective retirement income benefit accruals were reduced as a result of an amendment to the defined benefit retirement plan effective February 28, 1994.

Executive Officer Compensation

      To ensure competitive levels of compensation, the Compensation Committee sets executive officer salaries by reference to salary range midpoints recommended to the Company by Hay Management Consultants in a study performed in 1987 and adjusted annually by the Company for changes in the Consumer Price Index. The midpoints adopted by the Company approximate the 10th percentile of the base salary practices of the approximately 500 industrial companies included in the Hay Compensation Comparison in July 1987. Hay Management Consultants is a nationally recognized compensation consulting firm. The Committee has determined that salaries set at these levels attract and retain career-oriented employees who perform successfully within the Company's compensation policy, which emphasizes broad-based compensation plans that reward sustained performance.

       Stock   options   are  granted  periodically  to  reward   sustained
performance, to motivate officers and key employees to continue to build shareholder value, and to increase employee stock ownership.

Chief Executive Officer and Chief Operating Officer Compensation

      In setting the salary and periodic stock option grants of the Chief Executive Officer, the Compensation Committee considers the Company's degree of success in achieving acceptable financial results and expanding business operations through internal development and strategic acquisitions.

      At the June 1996 annual Directors meeting, the Compensation Committee established the Chief Executive Officer's salary for the following twelve months at $180,000, the same rate which had been in effect since June 1991. The committee believes that it could reasonably have justified a higher salary for the Chief Executive Officer, since his salary is 83% of the maximum for his position in the Company's salary administration system; however, the Chief Executive Officer has formally requested for personal reasons that his annual compensation not be increased above the level set by the Committee at its June 1991 annual meeting and that he not participate in any bonus plan other than the Employee Stock Ownership Plan in which all Company employees participate.

      In  setting  the salary and the discretionary bonus, if any,  of  the
Chief Operating Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer, which are based on an evaluation of the performance of the Chief Operating Officer in relation to his objectives and the position of his salary in relation to the midpoint.

      At the September 1996 Director's meeting, Mr. Ward was named Chief Operating Officer of the Company and his salary was set at the annual rate of $120,000 (68% of the maximum). No performance bonus was paid to Mr. Ward for the year ended February 28, 1997. In 1995 a performance bonus of $18,020 was earned under cash bonus plans for all executive officers (other than the Chief Executive Officer) based on sales and earnings for the year ended February 28, 1995 in relation to predetermined targets approved by the Committee.

      The Compensation Committee believes the actions taken regarding executive compensation were appropriate in view of individual and corporate performance.

     James B. Gardner - Chairman      Thomas R. Price      Pat G. Sorrells




                       SUMMARY COMPENSATION TABLE *
                                                      Long-Term
                                                     Compensation
                                                        Awards
                                                      Number of
                                                      Securities
Name and Principal           Annual Compensation(c)   Underlying     All Other
Position(a)(b)             Year  Salary   Bonus  Other  Options  Compensation(d)

Kenneth A. McCrady         1997 $180,000    --     --       --          $12,767
 Chairman of the Board and 1996  180,000    --     --       --           12,352
 Chief Executive Officer   1995  180,000    --     --       --           11,936

Nelson Ward                1997 $103,423    --     --     20,000        $ 5,092
 President and Chief       1996   90,100    --     --       --            4,926
 Operating Officer         1995   84,078  $18,020  --       --            4,760

Charles Ray                1997 $153,508    --     --     20,000        $ 3,656
 Vice President -          1996  150,600    --     --       --            3,537
 Administration            1995  147,326  $30,120  --       --            3,418

  * There were no Restricted Stock Awards, SARs or LTIP Payouts during the three most recent fiscal years.

 (a) This table includes all executive officers whose compensation exceeds $100,000 for the most recent fiscal year.
 (b) Mr. Ray served as President and Chief Operating Officer until September 1996 when he assumed his current position.
 (c) All amounts are for fiscal years ended February 28 or 29.
 (d) Amounts under "All Other Compensation" represent dividend pass-through payments from the Company's Employee Stock Ownership Plan. The Employee Stock Ownership Plan was approved by the shareholders on May 29, 1975. Approximately 1,500 directors, officers and employees of the Company and its subsidiaries are eligible to participate.
     Contributions may be made in the Company's Common Stock or in cash which must be invested by the Trustee in Common Stock of the Company within 30 days of the contribution. There were no contributions to the Plan for any officer or director during the three most recent fiscal years.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                Individual Grants


                 Number of   % of Total
                               Options/                              Potential Realizable
                 Securities      SARs                                  Value at Assumed
                 Underlying   Granted to                             Annual Rates of Stock
                  Options/     Employees   Exercise or               Price Appreciation for
                    SARs       in Fiscal   Base Price    Expiration        Option Term
                 Granted(1)       Year      Per Share       Date          5%           10%
Nelson Ward       15,000         16.2%      $11.06 (2)    06/20/06     $104,340      $264,405
                   5,000          5.4%      $11.38 (3)    09/18/06      $35,785       $90,685

Charles F. Ray    20,000         21.6%      $11.06 (2)    06/20/06     $139,120      $352,540


 (1) Total number of options granted to employees during fiscal 1997 was 92,500.

 (2) Options become exercisable in increments of 25% per year (cumulative) beginning June 20, 1998.

 (3) Options become exercisable in increments of 25% per year (cumulative) beginning September 18, 1998.

 (4)  No stock options were granted to Mr. McCrady during the last fiscal year.


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES

                      Number of Securities
                     Underlying Unexercised      Value of Unexercised In-
                       Options at Fiscal            The-Money Options
                           Year End                 at Fiscal Year End
Name               Exercisable Unexercisable    Exercisable  Unexercisable

Kenneth A. McCrady   42,500       2,500           $14,400      $    --

Nelson Ward          8,125       21,500           $ 3,240      $ 1,050

Charles F. Ray       30,500      22,500           $ 8,640      $ 1,400

  Note: No shares were acquired upon the exercise of a stock option during the last fiscal year.





                          PENSION PLAN TABLE (1)


                                                Years of Service

Remuneration                       15       20       25      30       35

 $125,000                      $19,392  $25,856  $32,321  $38,785 $45,249
  150,000                       24,080   32,106   40,133   48,160  56,186
  175,000                       28,767   38,356   47,946   57,535  67,124
  200,000                       33,455   44,606   55,758   66,910  78,061

(1) The Company has a noncontributory retirement plan which covers substantially all of the employees of the Company and certain of its subsidiaries. The plan provides for retirement benefits on a formula based on the average pay of the highest five consecutive compensation years during active employment, integration of certain Social Security benefits, length of service and a normal retirement age of sixty-five. All forms of remuneration, including overtime, shift differentials and bonuses, are covered by the plan. However, due to restrictions imposed by the Revenue Reconciliation Act of 1993, effective March 1, 1997 the maximum annual compensation covered by the plan is limited to $160,000. Future years maximum can be increased for inflation. The table above sets forth approximate annual retirement benefits that would be received under the plan, computed on the basis of the specified average annual earnings and years of service. The table presents annual benefit amounts for remuneration above the current $160,000 since a) the $160,000 maximum can increase with inflation and
     b) prior to 1994 the maximum annual compensation limitation was more than $160,000.

     The  number  of  full years of continuous service as of February  28,  1997
     for   Mr.   McCrady,  Mr.  Ward  and  Mr.  Ray,  were  26,   25   and   33,
     respectively.




                   FIVE-YEAR PERFORMANCE COMPARISON (1)

     The graph below provides an indicator of cumulative total shareholder returns for the Company compared with the S&P 500 Stock Index and a Peer Group (2).

                            2/28/92  2/28/93  2/28/94  2/28/95  2/29/96  2/28/97
 S&P 500                       $100     $111     $120     $129     $173     $219
 Ennis Business Forms, Inc.    $100     $ 94     $ 85     $ 79     $ 68     $ 70
 Peer Group                    $100     $100     $122     $123     $159     $205

      Assumes $100 invested on February 28, 1992 in Ennis Business Forms, Inc. Common Stock, the S&P 500 Index and Peer Group Common Stock.

     Total shareholder returns assume reinvestment of dividends.

(1) The  data  to  prepare  this  performance  comparison  was  obtained   from
    Standard & Poor's Compustat Services, Inc.

(2) The Peer Group consists of the following publicly-held business forms manufacturers: Moore Corporation, The Standard Register Company, Wallace Computer Services, Inc., American Business Products, Inc., New England Business Services, Inc., The Reynolds & Reynolds Company, and Ennis Business Forms, Inc. Duplex Products, Inc. was acquired in 1996 by The Reynolds & Reynolds Company but remains a part of the peer group for prior years.

                           CERTAIN TRANSACTIONS

      There were no significant transactions between the Company and any directors or officers during the past fiscal year.

                    SELECTION OF AUDITORS  (Proposal 2)

      Independent auditors are to be selected at the meeting and it is intended that persons named in the accompanying form of Proxy will vote for KPMG Peat Marwick LLP, Certified Public Accountants, who have served continuously as auditors of the Company since fiscal 1959. The members of the Audit Committee of the Board of Directors, Messrs. Hartley, Mitchell,
and  Tankersley,  join  with the remaining members of  the  Board  of  Directors in recommending the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending February 28, 1998. Representatives of the firm will be present at the annual meeting of shareholders to answer questions and to make any statements they wish to make regarding the Company's financial statements. Ratification of the selection of auditors requires the affirmative vote of the holders of a majority of the shares voting at the annual meeting.

                               MISCELLANEOUS

      Management is not aware of any other matters that may be presented for action at the meeting. In the event that any other matters should be presented at the meeting for which a vote may properly be taken, the enclosed form of Proxy will be voted in such manner as the persons named in the Proxy shall in their discretion determine.

      The Company will upon written request furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended February 28, 1997 filed with the Securities and Exchange Commission. Such written request should be directed to Mr. Victor DiTommaso, Secretary, Ennis Business Forms, Inc., 107 North Sherman, Ennis, Texas 75119.

      If you do not expect to attend the meeting, please date, sign and return the Proxy at your earliest convenience. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated as it will save the expense of further mailing.

                           SHAREHOLDER PROPOSALS

      In order for proposals of shareholders to be considered for inclusion in the proxy statement and form of Proxy for the 1998 Annual Meeting of
Shareholders, such proposals must be received by the Secretary of the Company no later than 120 days in advance of May 15, 1998.

                                By Order of the Board of Directors



                                    KENNETH A. MCCRADY
                                        Chairman

Ennis, Texas
May 15, 1997

PROXY                                                            PROXY
                        ENNIS BUSINESS FORMS, INC.

        This Proxy is Solicited on Behalf of the Board of Directors

       The undersigned hereby appoints Kenneth A. McCrady, Nelson Ward and Victor DiTommaso, or anyone or more of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Ennis Business Forms, Inc. held of record by the undersigned at the close of business on April 15, 1997 at the annual meeting of shareholders to be held June 19, 1997 or any adjournment thereof.

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                       USING THE ENCLOSED ENVELOPE.

         (Continued and to be signed and dated on the other side)


                        ENNIS BUSINESS FORMS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


                                         For   Withhold  For All
1.  Election of Directors for            All     All     (Except nominee(s)
    Term Ending in 2000-                                  written below)
    Nominees: Robert L. Mitchell,
    Thomas R. Price and Ewell L. Tankersley

2.  Proposal to approve the              For  Against  Abstain
    selection of KPMG Peat Marwick
    LLP as independent auditors for the
    fiscal year ending February 28, 1998.

3.  In their discretion, the Proxies     For  Against  Abstain
    are authorized to vote upon such
    other business as may properly
    come before the meeting.


                                             This proxy when properly
                                             executed will be voted in the
                                             manner directed herein by the
                                             undersigned shareholder.  If no
                                             direction is made, this proxy
                                             will be voted for Proposals 1
                                             and 2 and in the Proxies'
                                             discretion on matters arising
                                             under 3.

                                             Please sign exactly as name
                                             appears at left.  When shares
                                             are held by joint tenants, both
                                             should sign.  When signing as
                                             attorney, executor,
                                             administrator, trustee or
                                             guardian, etc., please give
                                             full title as such.  If a
                                             corporation, please sign in
                                             full corporate name by
                                             President or other authorized
                                             officer.  If a partnership,
                                             please sign in partnership name
                                             by authorized person.

                                             Dated:            , 1997

                                             Signature

                                             Signature if held jointly

           PLEASE FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                          YOUR VOTE IS IMPORTANT!

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                       USING THE ENCLOSED ENVELOPE.